Exhibit 99.2

For:	Education Management LLC
Company Contact:
James Sober, CFA
Vice President, Finance
(412) 995-7684
Education Management LLC Announces Preliminary Results of
Tender Offer for the Company’s Outstanding Notes
PITTSBURGH, Pennsylvania, October 7, 2009 — Education Management LLC (the “Company”), a leading provider of post-secondary education, today announced preliminary results of its previously announced cash tender offer for its 10 1/4% Senior Subordinated Notes due 2016 (CUSIP No. 28140JAD2) (the “First Priority Notes”) and its 8 3/4% Senior Notes due 2014 (CUSIP No. 28140JAC4) (the “Second Priority Notes” and together with the First Priority Notes, the “Notes”).
As of 5:00 p.m., New York City time, on October 6, 2009 (the “Early Tender Date”), $370,991,000 aggregate principal amount of the First Priority Notes and $324,475,000 aggregate principal amount of the Second Priority Notes had been validly tendered and not validly withdrawn. Because the repurchase amount of First Priority Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date is in excess of $355,465,000, which is the maximum aggregate consideration for Notes purchased in the tender offer, excluding accrued and unpaid interest, the Company does not expect to accept any validly tendered Second Priority Notes for purchase in the tender offer.
The table below reflects certain unchanged terms of the tender offer:

			Aggregate
		Acceptance	Principal	Late	Early	Total Tender
CUSIP	Title of	Priority	Amount	Tender Offer	Tender	Offer
Number	Security	Level	Outstanding	Consideration[1]	Premium[1]	Consideration[1]
28140JAD2	10 1/4% Senior Subordinated Notes due 2016	1	$385,000,000	$1,095	$30	$1,125
28140JAC4	8 3/4% Senior Notes due 2014	2	$375,000,000	$1,040	$30	$1,070

(1)	Per $1,000 principal amount of Notes accepted for purchase.
Holders of First Priority Notes who validly tendered and did not validly withdraw their Notes on or prior to the Early Tender Date will receive the applicable Total Tender Offer Consideration for any Notes that are accepted for purchase in the tender offer. Holders of First Priority Notes who validly tender their Notes after the Early Tender Date but before the expiration of the tender offer will receive only the applicable Late Tender Offer consideration for any such Notes that are accepted for purchase in the tender offer.
The time and date at which the tender offer will expire is 5:00 p.m., New York City time, on October 20, 2009 (unless extended). The Company currently expects the tender offer to be settled on October 21, 2009.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The tender offer is made only by, and pursuant to the terms of, the Offer to Purchase dated September 21, 2009 and the related Letter of Transmittal. The information in this press release is qualified by reference to the Offer to Purchase and the related Letter of Transmittal, except to the extent that the terms of the tender offer described therein are amended by this press release. Subject to applicable law, the Company may further amend, extend or, subject to certain conditions, terminate the tender offer.

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are the Dealer Managers for the tender offer. Persons with questions regarding the tender offer should contact Goldman, Sachs & Co. at (212) 357-4692 or (toll-free) (800) 828-3182 (Attention: Liability Management Group) or J.P. Morgan at (toll-free) (800) 245-8812 (Attention: High Yield Syndicate). Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation, the Information Agent and Depositary for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 387-1500 (for all others and toll-free).
About Education Management
Education Management (www.edmc.com), with approximately 110,800 students enrolled as of October 2008, is among the largest providers of post-secondary education in North America, with a total of 92 locations in 28 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both.
This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.